EXHIBIT (d)(iv)
  BROKER SPLIT REQUEST

                         BOULDER TOTAL RETURN FUND, INC.
                   SUBSCRIPTION RIGHTS BROKER SPLIT REQUESTS


                            Colbent Corporation
                            Attn:  Corporate Actions
                            P.O. Box 859208
                            Braintree, Massachusetts  02185-9208
                            Telephone: (781) 843-1833 Extension 203
                            Facsimile: (781) 380-3388
                            Confirm:  (781) 575-4816


         If you require that your Rights certificate be issued in various denominations, please indicate your request for breakdown below and return this form to us, either by facsimile at the above number or by mail at the above address.

                    *Total Share Position _________________________
                    (this will be verified on the Record Date)

                    No. of Cards to be issued   x      No. of Rights

                    Total Cards _____________          Total Rights ____________

         Please advise us where to forward the Rights certificates, by completing the following information:

                    Contact Name:    __________________________________________

                    Address:         __________________________________________

                                     __________________________________________

                                     __________________________________________

                    Telephone Number:        __________________________________


*Please note: this number should not include any shares which are held by you through DTC.